*** Exercise Your *Right* to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 8, 2019.

ARROW FINANCIAL CORPORATION

Meeting Information

Meeting Type: Annual Meeting
For holders as of: March 14, 2019
Date: May 8, 2019 **Time:** 9:00 a.m., EDT
Location: Charles R. Wood Theater
207 Glen Street
Glens Falls, New York 12801

ARROW Financial Corporation

ARROW FINANCIAL CORPORATION
ATTN: PETER J. LAREAU
250 GLEN STREET
GLENS FALLS, NY 12801

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you online. You may view the proxy materials by visiting *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

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Before You Vote

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT FORM 10-K

How to View Online:
Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com.*

How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *ONLINE:* www.proxyvote.com
2) *BY TELEPHONE:* 1-800-579-1639
3) *BY E-MAIL*:* sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 24, 2019 to facilitate timely delivery.

How To Vote

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote Online: To vote now online, go to *www.proxyvote.com.* Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

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Voting Items

The Board of Directors recommends you vote FOR the following individuals:

1. The election of four Class C Directors to three-year terms:

   Nominees:

   01) Tenée R. Casaccio
   02) Gary C. Dake
   03) Thomas L. Hoy
   04) Colin L. Read

The Board of Directors recommends you vote FOR the following proposals:

2. Advisory approval of our 2018 executive compensation ("Say on Pay").

3. Approval of the amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of common stock.

4. Ratification of the selection of KPMG LLP as our independent auditor for 2019.

NOTE: Any other business that may properly come before the 2019 Annual Meeting, or any adjounment or postponement thereof.

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